     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 30, 1998

                                               REGISTRATION STATEMENT NO.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933

                            ------------------------

                       AMERICAN INTERNATIONAL GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                    DELAWARE                                        13-2592361
        (STATE OR OTHER JURISDICTION OF                          (I.R.S. EMPLOYER
         INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NO.)

                            ------------------------

                    70 PINE STREET, NEW YORK, NEW YORK 10270
         (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)

                     1998 AIG UNITED KINGDOM SHARESAVE PLAN
                        1998 AIG IRELAND SHARESAVE PLAN
                           (FULL TITLE OF THE PLANS)

                              KATHLEEN E. SHANNON
                                 VICE PRESIDENT
                                 70 PINE STREET
                            NEW YORK, NEW YORK 10270
                                 (212) 770-7000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

                        CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                                                      PROPOSED
                                                                 PROPOSED             MAXIMUM
                                                                 MAXIMUM             AGGREGATE
         TITLE OF SECURITIES              AMOUNT TO BE        OFFERING PRICE          OFFERING            AMOUNT OF
          TO BE REGISTERED               REGISTERED(1)         PER SHARE(2)           PRICE(2)         REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------
Common Stock, $2.50 par value........    100,000 shares         $134.22               $13,422,000            $3,960
=========================================================================================================================

1. This registration statement also relates to an indeterminate number of additional shares of Common Stock that may be issued pursuant to anti-dilution and adjustment provisions of the above-referenced plans.

2. Estimated solely for purposes of calculating the registration fee. Such estimate has been computed in accordance with Rule 457(h) and is based upon the average of the high and low sales prices of the Common Stock of American International Group, Inc. on June 23, 1998 as reported on the New York Stock Exchange Composite Tape.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     All information required by Part I to be contained in the prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents have been filed by AIG with the Commission (File No. 1-8787) and are incorporated herein by reference:

          (1) AIG's Annual Report on Form 10-K for the year ended December 31, 1997;

          (2) AIG's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

          (3) AIG's Current Report on Form 8-K, dated February 10, 1998; and

          (4) The description of Common Stock contained in the Registration Statement on Form 8-A, dated September 20, 1984, filed pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     All documents filed by AIG pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold, or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

     The Common Stock is registered under Section 12(b) of the Exchange Act.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

     The consolidated financial statements of AIG and its subsidiaries and the related financial statement schedules of AIG included in its most recent Annual Report on Form 10-K, incorporated herein by reference, are so incorporated in reliance upon the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

     This Registration Statement relates only to previously issued shares of Common Stock. As a result, no opinion with respect to the validity of the shares of Common Stock registered hereunder is required.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Restated Certificate of Incorporation of the Company (the "Certificate") provides that the Company shall indemnify to the full extent permitted by law any person made, or threatened to be made, a party to an action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Company or serves or served any other enterprise at the request of the Company. Section 6.4 of the Company's By-laws contains a similar provision.

     The Certificate also provides that a director will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such an exemption from liability or limitation thereof is not permitted by the Delaware General Corporation Law (the "GCL").

     Section 145 of the GCL permits indemnification against expenses, fines, judgments and settlements incurred by any director, officer or employee of the registrant in the event of pending or threatened civil, criminal, administrative or investigative proceedings, if such person was, or was threatened to be made, a party by reason of the fact that he is or was a director, officer or employee of the Company. Section 145 also provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled. In addition, the registrant and its subsidiaries maintain a directors' and officers' liability insurance policy.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.  EXHIBITS

     The exhibits are listed in the exhibit index.

ITEM 9.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York, on the 30th day of June, 1998.

                                          AMERICAN INTERNATIONAL GROUP, INC.

                                          By       /s/ M. R. GREENBERG
                                            ------------------------------------
                                                (M. R. Greenberg, Chairman)

     KNOW ALL MEN BY THESE PRESENTS: that each person whose signature appears below constitutes and appoints M.R. Greenberg, Edward E. Matthews and Howard I. Smith, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the foregoing as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                      TITLE                     DATE
                     ---------                                      -----                     ----

                /s/ M.R. GREENBERG                   Chairman, Chief Executive Officer,   June 30, 1998
---------------------------------------------------    and Director (Principal Executive
                 (M.R. Greenberg)                      Officer)

                /s/ HOWARD I. SMITH                  Executive Vice President and         June 30, 1998
---------------------------------------------------    Director (Principal Financial and
                 (Howard I. Smith)                     Accounting Officer)

              /s/ M. BERNARD AIDINOFF                Director                             June 30, 1998
---------------------------------------------------
               (M. Bernard Aidinoff)

                                                     Director
---------------------------------------------------
                (Lloyd M. Bentsen)

                 /s/ PEI-YUAN CHIA                   Director                             June 30, 1998
---------------------------------------------------
                  (Pei-yuan Chia)

                                                     Director
---------------------------------------------------
                (Marshall A. Cohen)

            /s/ BARBER B. CONABLE, JR.               Director                             June 30, 1998
---------------------------------------------------
             (Barber B. Conable, Jr.)

                     SIGNATURE                                      TITLE                     DATE
                     ---------                                      -----                     ----
              /s/ MARTIN S. FELDSTEIN                Director                             June 30, 1998
---------------------------------------------------
               (Martin S. Feldstein)

                                                     Director
---------------------------------------------------
                 (Leslie L. Gonda)

               /s/ EVAN G. GREENBERG                 Director                             June 30, 1998
---------------------------------------------------
                (Evan G. Greenberg)

                                                     Director
---------------------------------------------------
                 (Carla A. Hills)

                                                     Director
---------------------------------------------------
               (Frank J. Hoenemeyer)

              /s/ EDWARD E. MATTHEWS                 Director                             June 30, 1998
---------------------------------------------------
               (Edward E. Matthews)

                                                     Director
---------------------------------------------------
                 (Dean P. Phypers)

               /s/ THOMAS R. TIZZIO                  Director                             June 30, 1998
---------------------------------------------------
                (Thomas R. Tizzio)

                                                     Director
---------------------------------------------------
                 (Edmund S.W. Tse)

                /s/ FRANK G. WISNER                  Director                             June 30, 1998
---------------------------------------------------
                 (Frank G. Wisner)

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                   DESCRIPTION                                 LOCATION
-------                  -----------                                 --------
   4      (a) The Registrant's 1998 AIG United
              Kingdom Sharesave Plan...............  Filed as exhibit hereto.
          (b) The Registrant's 1998 AIG Ireland
              Sharesave Plan.......................  Filed as exhibit hereto.
   5      Opinion re validity......................  Not applicable.
  15      Letter re unaudited interim financial
            information............................  None.
  23      Consents of experts and counsel
          (a) Coopers & Lybrand L.L.P..............  Filed as exhibit hereto.
  24      Power of Attorney........................  Included in signature pages.